                                                                      EXHIBIT 11
                             THE FINOVA GROUP INC.
                       COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in Thousands, except per share data)


                                                                                      Year Ended December 31,
                                                                            ------------------------------------------
                                                                                1994           1993           1992
                                                                            ------------------------------------------
 Primary and Fully Diluted:

  Net income                                                                $     74,313   $     37,347   $     48,957

  Preferred dividends                                                                             1,306          1,772
                                                                            ------------   ------------   ------------
  Net income available to common shareholders                               $     74,313   $     36,041   $     47,185
                                                                            ============   ============   ============



 Average common shares outstanding before common equivalents                  24,998,000     20,090,000     20,300,000

 Common equivalent stock options                                                 309,000        242,000        164,000
                                                                            ------------   ------------   ------------

 Average outstanding common and equivalent share                              25,307,000     20,332,000     20,464,000
                                                                            ============   ============   ============


 Net income per common and equivalent share                                 $       2.94   $       1.77   $       2.31
                                                                            ============   ============   ============